UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 2, 2024
Date of Report (Date of earliest event reported)

Red River Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Louisiana	001-38888	72-1412058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1412 Centre Court Drive, Suite 301, Alexandria, Louisiana		71301
(Address of Principal Executive Offices)		(Zip Code)
(318) 561-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	RRBI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item. 5.07    Submission of Matters to a Vote of Security Holders.
        The Annual Meeting of Red River Bancshares, Inc. (the “Company”) was held on May 2, 2024. The Annual Meeting was exclusively held virtually pursuant to the Company’s Bylaws.

At the close of business on March 1, 2024, the record date for the Annual Meeting, the Company had 7,092,448 shares of common stock outstanding and entitled to vote. Of that number, 6,055,134 shares were represented virtually or by proxy at the Annual Meeting. The Company’s shareholders voted on the following two proposals at the Annual Meeting, casting their votes as described below.

    Proposal 1: Election of Directors.

The shareholders of the Company elected the individuals listed below to serve as directors of the Company until the Company’s 2025 annual meeting of shareholders by the votes set forth in the table below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
M. Scott Ashbrook	4,885,283	4,098	1,165,753
Michael J. Brown, CFA	4,887,442	2,060	1,165,632
R. Blake Chatelain	4,887,159	2,222	1,165,753
Kirk D. Cooper	4,832,036	57,345	1,165,753
Michael D. Crowell	4,859,301	30,080	1,165,753
Anna Brasher Moreau, DDS, MS	4,866,765	22,737	1,165,632
Robert A. Nichols	4,854,368	35,013	1,165,753
Willie P. Obey	4,848,805	40,576	1,165,753
Teddy R. Price	4,440,166	449,215	1,165,753
Don L. Thompson	4,853,264	36,117	1,165,753
H. Lindsey Torbett	4,831,748	57,633	1,165,753

Proposal 2: Ratification of External Auditor.

The shareholders of the Company ratified the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024, by the votes set forth in the table below:

Votes For	Votes Against	Abstentions
6,051,265	3,669	200

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2024

RED RIVER BANCSHARES, INC.

By:	/s/ Julia E. Callis
Julia E. Callis
Senior Vice President, General Counsel, and Corporate Secretary